EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 11, 2024

Evolution Petroleum Corporation

1155 Dairy Ashford Road, Suite 425

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our report of third party dated August 14, 2024, and to the inclusion of information taken from our report entitled “Report as of June 30, 2024 on Reserves and Revenue of Certain Properties with interests attributable to Evolution Petroleum Corporation” in the Annual Report on Form 10-K of Evolution Petroleum Corporation for the year ended June 30, 2024. We further consent to the incorporation by reference of information in the Form 10-K in the Evolution Petroleum Corporation Registration Statements on Form S-8 (File Nos. 333-251233, 333-152136, 333-140182, 333-183746, and 333-216098), Form S-3/A (File Nos. 333-265430 and 333-231412), and Form S-3 (File No. 333-193899).

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716